Exhibit 10.15

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (2) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS

SPINAL STABILIZATION TECHNOLOGIES, LLC

CONVERTIBLE NOTE

Date of Issuance: October 29, 2021

$_________

Section 1. General. For value received, SPINAL STABILIZATION TECHNOLOGIES, LLC, a Texas limited liability company (the “Company”), hereby promises to pay to the order of _________, or [his/her/its] permitted assigns (the “Holder”), the aggregate principal amount of _________ ($________) (the “Principal Amount”) of this Convertible Note (this “Note”), subject to the terms and conditions herein. If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day. The outstanding Principal Amount of this Note shall bear interest on a daily basis from the Date of Issuance at a rate of Eight Percent (8.0%) per annum; provided, however, that during the continuance of a Default (as hereinafter defined) interest shall accrue at the lesser of (a) Eighteen Percent (18.0%) per annum or (b) the maximum rate of interest permitted by applicable law.

The Company may enter into convertible notes substantially similar to this Note (collectively with this Note, the “Convertible Notes”). Without limiting the generality of the foregoing, each of the convertible notes issued by the Company in connection with the Company’s previous offering and sale of $3.5 Million aggregate principal convertible promissory notes due November 30, 2021 (as amended, the “Existing Notes”), shall be deemed a “Convertible Note” for the purposes of this Note and the other Convertible Notes.

Section 2. Payments: Conversion.

(a) The Principal Amount together with all accrued and unpaid interest shall be due and payable on December 31, 2022 (the “Maturity Date”) unless converted on or prior to the Maturity Date as provided herein. All payment made under this Note shall be made in US dollars in immediately available funds. All payments shall be applied first to accrued but unpaid interest, and second to unpaid principal.

(b) Upon the consummation of a Qualified Financing (as defined below), the Principal Amount, together with all accrued and unpaid interest, shall automatically, and without notice or any further action by any party, convert into the Equity Securities (as defined below) being issued by the Company at the Conversion Price (as defined below), and otherwise on the same terms as those received by the purchaser of such Equity Securities in the Qualified Financing. The number of Equity Securities issuable upon conversion of this Note shall equal the Principal Amount, plus accrued and unpaid interest, divided by the Conversion Price.

(c) Notwithstanding the above, if the Company consummates a Change of Control (as defined below) prior to a Qualified Financing, Holder shall have the option of either (i) having 200% of the outstanding principal balance, and all unpaid accrued interest of this Note, repaid in full prior to the Change of Control, or (ii) converting the outstanding principal balance and all unpaid accrued interest of this Note into Class B2 Units of the Company at a conversion price equal to the Conversion Price. If Holder does not give notice of its election at least five (5) business days prior to the closing of the Change of Control, then Holder shall be deemed to have elected to proceed under clause (ii). For purposes of this Note, a “Change of Control” shall mean (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) a sale of all or substantially all of the Company’s assets or (iii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Holder is cancelled or converted or a combination thereof.

(d) If a Qualified Financing has not been consummated on or before the Maturity Date, the Requisite Holders (as defined below) may elect to convert the principal and accrued interest on this Note and the other Convertible Notes into such number of the Company’s Class B2 Units at a price per Unit equal to the Conversion Price.

(e) In connection with conversion of the Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed without recourse, representation or warranty, at the principal office of the Company, in exchange for the issuance of the Equity Securities issuable to the Holder hereunder. Upon such conversion pursuant to Section 2(a), the Holder hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in the Qualified Financing, including a purchase or subscription agreement.

(f) For purposes of this Note:

“Conversion Price” means (rounded to the nearest 1/100th of one cent), eighty percent (80.0%) of:

(i) with respect to a conversion pursuant to Section 2(b), the lesser of: (A) the lowest per share purchase price of the Equity Securities issued in the Qualified Financing; and (B) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Qualified Financing;

(ii) with respect to a conversion pursuant to Section 2(c), the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Change of Control; and

(iii) with respect to a conversion pursuant to Section 2(d), the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to such conversion.

“Equity Securities” means units or other equity interests in the Company, as well as all rights, options, or warrants to purchase such equity interests, and all securities or instruments that are convertible or exchangeable into such equity interests;

“Fully Diluted Capitalization” means the number of issued and outstanding Equity Securities of the Company, assuming the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities (including the Convertible Notes);

“Qualified Financing” shall mean a transaction or series of transactions in which the Company (or any successor to the Company) sells additional Equity Securities resulting in gross proceeds of at least $5,000,000.00 in the aggregate, excluding this Note, other Convertible Notes issued by the Company and other convertible notes issued by the Company with terms that are not substantially similar to this Note; and

“Valuation Cap” means $60,000,000.00.

Section 3. Prepayment: Pro-Rata Sharing of Payments.

(i) This Note may not be prepaid in whole or in part prior to its Maturity Date without the consent in writing of the Requisite Noteholders; provided that all of the Convertible Notes shall be prepaid on a pro rata basis.

(ii) Notwithstanding anything to the contrary contained herein or in any of the other Convertible Notes, all payments of principal and interest under this Note and the other Convertible Notes shall be made by the Company to each holder of a Convertible Note (each, a “Convertible Noteholder”) on a pro-rata basis according to the Pro Rata Share of each Convertible Noteholder. For the purposes hereof, “Pro Rata Share” means, with respect to each Convertible Noteholder at any time, a fraction, the numerator of which is the original principal amount of the Convertible Notes held by such Convertible Noteholder and the denominator of which is the aggregate original principal amount of all of the issued and outstanding Convertible Notes; provided, however, that for the purposes of this definition all interest accrued on the Existing Notes as of the date of this Note shall be deemed to be part of the original principal amount of such Existing Notes. If Holder shall obtain on account of this Note any payment (whether voluntary, involuntary, through the exercise of any right of setoff or other remedy, or otherwise): (a) Holder shall immediately notify each other Convertible Noteholder of such fact, and (b) if the cumulative amount of such payments obtained by Holder on account of this Note is in excess of its Pro Rata Share of the aggregate payments obtained by the Convertible Noteholders on account of all of the issued and outstanding Convertible Notes, Holder shall promptly pay to each other Convertible Noteholder such Convertible Noteholder’s Pro Rata Share of such excess, which payment shall be applied by such Convertible Noteholder against the principal and interest outstanding under its Convertible Note(s) in accordance with the terms thereof. By its acceptance of this Note, Holder hereby agrees to the terms of this Section 3(ii), for the benefit of the Company and the other Convertible Noteholders.

Section 4. Defaults. Upon the occurrence of:

(i) any default in the payment of any principal owing in respect of the Note that continues for a period of 30 days beyond the date that the same principal becomes due; or

(ii) the Company [A] making an assignment for the benefit of creditors, filing a petition in bankruptcy, petitions or applying to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets; [B] commencing any proceedings under any bankruptcy, reorganization, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; [C] having filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of 90 days or more; or [D] indicating its consent to, approval of or acquiescence in any such petition, application or proceeding or order of relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its properties or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 90 days or more, the indebtedness evidenced by this Note, at the option of the Holder, shall become due and payable upon demand; provided, however, that notwithstanding the foregoing, Holder agrees that Holder will exercise Holder’s rights and remedies under this Note and related documents only in concert with the Requisite Noteholders. Any such event is a “Default” under this Note.

Section 5. Defenses. The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 6. Governing Law. This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of Texas (without giving effect to principles of conflicts of laws of the State of Texas or any other state).

Section 7. Amendments and Waivers. No provision of this Note may be amended or waived without the express written consent of the Requisite Noteholders; provided that Section 3(ii) may not be amended without the express written consent of the Company, the Holder, and each other Convertible Noteholder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, Holder, each Convertible Noteholder, and each transferee of any Note.

Section 8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and deemed sufficient if sent by mail or by an overnight courier service.

Section 9. Transfer; Successors and Assigns. The Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

Section 10. No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as an equity holder of the Company unless and until conversion. No provisions of this Note and no enumeration herein of the rights or privileges of Holder shall cause Holder to be an equity holder of the Company for any purpose unless and until conversion.

Section 11. Compliance with Securities Laws. Holder acknowledges that this Note is being acquired solely for Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law. Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933), and Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in this Note. Holder is not required to be registered as a broker-dealer under Section 15 of the U.S. Exchange Act of 1934 and it is not a broker-dealer. Holder acknowledges that an investment in this Note is speculative and involves a high degree of risk.

Section 12. Requisite Noteholders. For the purposes hereof the “Requisite Noteholders” shall mean Convertible Noteholders holding a majority in interest of the then-outstanding principal amounts of all Convertible Notes then outstanding. By its acceptance of this Note, Holder hereby acknowledges and agrees to the rights of the Requisite Noteholders under this Note and the other Convertible Notes.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first written above.

SPINAL STABILIZATION TECHNOLOGIES, LLC,
a Texas limited liability company

By:
Mark Novotny, President

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